Exhibit 99.1

QuickLogic Reports Fourth Quarter and Fiscal 2018 Results

SUNNYVALE, Calif. - February 13, 2019 - QuickLogic Corporation (NASDAQ: QUIK) (“QuickLogic” or the “Company”), a developer of ultra-low power multi-core voice enabled SoCs, embedded FPGA IP, and Endpoint AI solutions, announced its financial results for the fourth quarter and fiscal year ended December 30, 2018.

Recent Accomplishments

•	QuickLogic announced its new EOS S3AI Platform, a single chip hardware and software solution for AI in edge and endpoint applications.
•	QuickLogic acquired SensiML Corporation, a software company whose SensiML Analytics Toolkit enables the practical application of local AI in edge and endpoint devices and applications.
•	mtes Neural Networks (mtesNN) of Japan selected the QuickAI™ Platform for a new generation of AI-enabled endpoint devices.
•	QuickLogic received first material revenue from QuickAI in the fourth quarter of 2018.
•	JD.com released its new Pilot U-LIFE N1 smart headset designed with EOS S3 enabled always on / always listening capabilities.
•	SF Technology Company, Ltd. initiated deployment of its Xiaofeng Smart Bluetooth® Headset using the EOS S3 Voice and Sensor Processing Platform.
•	ArcticPro™ eFPGA technology now available on the popular TSMC 40nm process node.
•	CTO Tim Saxe presented “AI at the Edge Using PULP + eFPGA” at the RISC-V Summit.
•	Increased the Company’s revolving line of credit to $15 million.

Fourth Quarter and Fiscal Year 2018 Financial Results

Total revenue for the fourth quarter of 2018 was $3.2 million, up 8% compared to the fourth quarter of 2017. New product revenue was $1.3 million in the fourth quarter of 2018, 37% higher than fourth quarter of 2017. Mature product revenue was $1.9 million in the fourth quarter of 2018, down 5% compared to the fourth quarter of 2017. New product revenue accounted for 41% of the total revenue in the fourth quarter of 2018, compared to 33% in the fourth quarter of 2017.

Fourth quarter 2018 GAAP gross margin was 51.7%, up from 50.4% in the fourth quarter of 2017. Fourth quarter 2018 Non-GAAP gross margin was 52.6%, up from 51.6% in the fourth quarter of 2017.

Fourth quarter 2018 GAAP operating expenses decreased to $4.7 million, from $5.0 million in the fourth quarter of 2017. Fourth quarter 2018 Non-GAAP operating expenses decreased to $4.3 million, from $4.6 million in the fourth quarter of 2017.

Fourth quarter 2018 GAAP net loss was $3.1 million, or $0.03 per share, compared to $3.4 million, or $0.04 per share, in the fourth quarter of 2017. Fourth quarter 2018 Non-GAAP net loss was $2.6 million, or $0.03 per share, compared to $3.0 million, or $0.04 per share, in the fourth quarter of 2017. Please see below for an explanation of the Company’s non-GAAP financial measures.

Fiscal 2018 Results

For the fiscal year 2018, total revenue was $12.6 million, up 4% compared with $12.1 million in fiscal year 2017. New product revenue for fiscal year 2018 was $5.7 million, down 2% compared with $5.8 million in fiscal year 2017. Mature product revenue was $6.9 million, up 9% compared with $6.3 million in fiscal year 2017.

Fiscal year 2018 GAAP gross margin was 50.2%, up from 45.5% in fiscal year 2017. Non-GAAP gross margin for fiscal year 2018 was also up 51.2%, from 46.4% in fiscal year 2017.

GAAP operating expenses for fiscal year 2018 were $19.9 million, slightly up 2% compared with $19.5 million in fiscal year 2017. Non-GAAP operating expenses for fiscal year 2018 were flat at $18.2 million, compared with fiscal year 2017.

GAAP net loss for fiscal year 2018 was $13.8 million, or $0.15 per share, compared to $14.1 million, or $0.18 per share in fiscal year 2017. Non-GAAP net loss was lower at $11.9 million, or $0.14 per share for fiscal year 2018, compared with $12.7 million, or $0.17 per share, for fiscal year 2017.

Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Standard Time / 5:30 p.m. Eastern Standard Time today, February 13, 2019, to discuss its current financial results. The conference call will be webcasted at QuickLogic’s IR Site Events Page. To join the live conference, you may dial (877) 377-7094 and international participants should dial (253) 237-1177 by 2:20 p.m. Pacific Standard Time. The Conference ID is 6347109. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (855) 859-2056 or (404) 537-3406 and reference the passcode 6347109. The call recording, which can be accessed by phone, will be archived until Wednesday, February 20, 2019, and the webcast will be available for 12 months on the Company's website.

About QuickLogic

QuickLogic develops low power, multi-core semiconductor platforms and Intellectual Property (IP) for Artificial Intelligence (AI), voice and sensor processing. The solutions include an embedded FPGA IP (eFPGA) for hardware acceleration and pre-processing, and heterogeneous multi-core SoCs that integrate eFPGA with other processors and peripherals. The Analytics Toolkit from the Company’s wholly-owned subsidiary, SensiML, completes the “full stack” end-to-end solution with accurate sensor algorithms using AI technology. The full range of platforms, software tools and eFPGA IP enables the practical and efficient adoption of AI, voice and sensor processing across the multitude of mobile, wearable, hearable, consumer, industrial, edge and endpoint IoT applications. For more information, visit www.quicklogic.com and https://www.quicklogic.com/blog/.

QuickLogic uses its website (www.quicklogic.com), the company blog QuickLogic HotSpot

(https://www.quicklogic.com/blog/), corporate Twitter account (@QuickLogic_Corp), Facebook page

(https://www.facebook.com/QuickLogic), and LinkedIn page

(https://www.linkedin.com/company/13512/) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and QuickLogic may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the Company’s website and its social media accounts in addition to following the Company’s press releases, SEC filings, public conference calls, and webcasts.

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with United States Generally Accepted Accounting Principles, or U.S. GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, restructuring, the effect of the write-off of long-lived assets and the tax effect on other comprehensive income in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.

Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of the Company's resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable U.S. GAAP financial measures.

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; general economic conditions; political events, international trade disputes, war, terrorism, natural disasters, public health issues, and other business interruptions that could disrupt supply or delivery of, or demand for, the Company’s products; and changes in tax rates and exposure to additional tax liabilities. These and other potential factors and uncertainties that could cause actual results to differ from the results predicted are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission (the "SEC"), including the risks discussed in the “Risk Factors” section in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases, which are available on the Company's Investor Relations website at http://ir.quicklogic.com/and on the SEC website at www.sec.gov. In addition, please note that the date of this press release is February 13, 2019, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

ArcticLink, QuickLogic and the QuickLogic logo are registered trademarks and EOS and ArcticPro are trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

Company Contact

Sue Cheung

Chief Financial Officer

(408) 990-4076

Scheung@quicklogic.com

IR Contact

Moriah Shilton/Kirsten Chapman

(415) 433-3777

ir@quicklogic.com

CODE: QUIK-E

-Tables Follow –

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Year Ended
	December 30, 2018	December 31, 2017	September 30, 2018	December 30, 2018	December 31, 2017
Revenue	$3,233	$2,981	$3,510	$12,629	$12,149
Cost of revenue	1,561	1,478	1,767	6,295	6,627
Gross profit	1,672	1,503	1,743	6,334	5,522
Operating expenses:
Research and development	2,422	2,458	2,461	9,948	9,572
Selling, general and administrative	2,302	2,519	2,509	9,982	9,900
Total operating expense	4,724	4,977	4,970	19,930	19,472
Loss from operations	(3,052)	(3,474)	(3,227)	(13,596)	(13,950)
Interest expense	(31)	(18)	(21)	(108)	(115)
Interest and other income, net	51	23	17	77	21
Loss before income taxes	(3,032)	(3,469)	(3,231)	(13,627)	(14,044)
Provision for (benefit from) income taxes	33	(60)	29	152	87
Net loss	$(3,065)	$(3,409)	$(3,260)	$(13,779)	$(14,131)
Net loss per share:
Basic and Diluted	$(0.03)	$(0.04)	$(0.03)	$(0.15)	$(0.18)
Weighted average shares:
Basic and Diluted	95,296	80,353	94,725	89,110	77,291

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	December 30, 2018	December 31, 2017 (1)
ASSETS
Current assets:
Cash and cash equivalents	$26,363	$16,527
Restricted Cash	100	—
Accounts receivable, net	2,209	925
Inventories	3,836	3,559
Other current assets	1,775	997
Total current assets	34,283	22,008
Property and equipment, net	1,449	2,375
Other assets	354	253
TOTAL ASSETS	$36,086	$24,636
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$15,000	$6,000
Trade payables	1,488	1,437
Accrued liabilities	1,903	1,653
Current portion of capital lease obligations	316	299
Total current liabilities	18,707	9,389
Long-term liabilities:
Capital lease obligations, less current portion	108	355
Other long-term liabilities	16	14
Total liabilities	18,831	9,758
Stockholders’ equity:
Common stock, par value	95	80
Additional paid-in capital	284,974	268,833
Accumulated deficit	(267,814)	(254,035)
Total stockholders’ equity	17,255	14,878
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$36,086	$24,636

________________________

(1)	Derived from the December 31, 2017 audited balance sheet included in the 2017 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF US GAAP AND NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts and percentages)

(Unaudited)

	Three Months Ended			Year Ended
	December 30, 2018	December 31, 2017	September 30, 2018	December 30, 2018	December 31, 2017
US GAAP loss from operations	$(3,052)	$(3,474)	$(3,227)	$(13,596)	$(13,950)
Adjustment for stock-based compensation within:
Cost of revenue	30	36	30	129	121
Research and development	150	190	220	760	614
Selling, general and administrative	294	155	266	1,012	706
Adjustment for the write-off of equipment	—	2	—	5	12
Non-GAAP loss from operations	$(2,578)	$(3,091)	$(2,711)	$(11,690)	$(12,497)
US GAAP net loss	$(3,065)	$(3,409)	$(3,260)	$(13,779)	$(14,131)
Adjustment for stock-based compensation within:
Cost of revenue	30	36	30	129	121
Research and development	150	190	220	760	614
Selling, general and administrative	294	155	266	1,012	706
Adjustment for the write-off of equipment	—	2	—	5	12
Non-GAAP net loss	$(2,591)	$(3,026)	$(2,744)	$(11,873)	$(12,678)
US GAAP net loss per share	$(0.03)	$(0.04)	$(0.03)	$(0.15)	$(0.18)
Adjustment for stock-based compensation	-	*	-	0.01	0.01
Non-GAAP net loss per share	$(0.03)	$(0.04)	$(0.03)	$(0.14)	$(0.17)
US GAAP gross margin percentage	51.7%	50.4%	49.7%	50.2%	45.5%
Adjustment for stock-based compensation	0.9%	1.2%	0.8%	1.0%	0.9%
Adjustment for the write-off of equipment	—	*	—	*	*
Non-GAAP gross margin percentage	52.6%	51.6%	50.5%	51.2%	46.4%

* Figures were not considered for reconciliation due to the insignificant amount.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue				Change in Revenue
	Q4 2018	Q3 2018	Fiscal 2018	Fiscal 2017	Q3 2018 to Q4 2018	2017 to 2018
COMPOSITION OF REVENUE
Revenue by product: (1)
New products	41%	43%	45%	48%	(13)%	(2)%
Mature products	59%	57%	55%	52%	(4)%	9%
Revenue by geography:
Asia Pacific	27%	50%	39%	48%	(50)%	(16)%
North America	63%	39%	51%	36%	49%	49%
Europe	10%	11%	10%	16%	(20)%	(36)%

_____________________

(1)

New products include all products manufactured on 180 nanometer or smaller semiconductor processes. eFPGA IP license revenue is also included in new product revenue. Mature products include all products produced on semiconductor processes larger than 180 nanometers.